Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 7, 2023, among Vapotherm, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth opposite such Purchaser’s name on Exhibit A hereto, which aggregate number of shares of Common Stock for all Purchasers together shall be 17,502,244 shares of Common Stock (the “Shares”) (ii) a warrant to acquire up to that number of additional Shares set forth opposite such Purchaser’s name on Exhibit A (the “Warrants”), in substantially the form attached hereto as Exhibit B (as exercised, the “Warrant Shares”), and/or pre-funded warrants (the “Pre-Funded Warrants”) to acquire up to that number of additional shares of Common Stock (as exercised, collectively, the “Pre-Funded Warrants”) set opposite such Purchaser’s name on Exhibit A, in substantially the form attached hereto as Exhibit C. The Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares collectively are referred to herein as the “Securities”.

WHEREAS, in connection with the offering and sale of the Securities, the Company has entered into an engagement letter dated January 23, 2023 (the “Engagement Letter”), with William Blair & Company, L.L.C. (the “Placement Agent”).

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.
DEFINITIONS
1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means February 10, 2023.

“Closing Price” means $0.99 per share.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

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“Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Effectiveness Deadline” means, with respect to the Mandatory Registration Statement, a date that is no later than five (5) trading days after the filing of the Company’s definitive proxy statement on Schedule 14A if the Mandatory Registration Statement is not reviewed by the Commission and in the event the Mandatory Registration Statement is reviewed by the Commission, a date that is no later than ninety (90) days after the Filing Date; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the Commission is open for business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) the Securities to be sold hereunder; (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a convertible security; (c) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company; (d) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan; (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; (f) the Company’s payment of PIK Interest, as defined by the Loan and Security Agreement (the “Loan Agreement”), by and among the Company, SLR Investment Corp., as Collateral Agent, and the Loan Parties thereto, as amended on November 22, 2022; (g) warrants issued pursuant to the Loan Agreement and (h) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

“NYSE” means The New York Stock Exchange.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2021 (including the exhibits thereto and documents incorporated by reference therein).

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“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Trading Day” means a day on which the Common Stock is traded on the NYSE.

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

2.
PURCHASE AND SALE
2.1
Closing.
(a)
At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Closing Price per share of Common Stock.
(b)
At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, a Warrant exercisable for a number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $0.06 per Warrant Share.
(c)
At the Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the Pre-Funded Warrants set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $0.989 per share of Common Stock, of which all but $0.001 of the purchase price per share of Common Stock will be paid on the Closing Date.
(d)
At the Closing, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the purchase price set forth opposite such Purchaser’s name on Exhibit A hereto and the Company shall deliver to each Purchaser its respective Securities in the amount set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Closing on the Closing Date, in accordance with Section 2.2 of this Agreement. The Closing shall occur at 10:00 a.m. (New York City time) on the Closing Date or such other time and location as the parties shall mutually agree.
2.2
Deliveries; Closing Conditions.
(a)
At the Closing, the Company will deliver or cause to be delivered to each Purchaser certificate(s) or book-entry shares representing the Common Stock, purchased by such Purchaser, registered in such Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

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(b)
At the Closing, the Company will deliver or cause to be delivered to each Purchaser the Warrant purchased by such Purchaser registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
(c)
At the Closing, the Company will deliver or cause to be delivered to each Purchaser the Pre-Funded Warrants purchased by such Purchaser registered in the Purchaser’s name. Such delivery shall be against payment of the purchase price therefor by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
(d)
The respective obligations of the Company, on the one hand, and each Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:
(i)
the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);
(ii)
all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)
the Purchasers shall have received a certificate of the Secretary of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers;
(iv)
the Purchasers shall have received a certificate signed by the Chief Executive Officer of the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers;
(v)
the Purchasers shall have received an opinion of Ropes & Gray LLP, counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers;
(vi)
no Material Adverse Effect has occurred; and
(vii)
the Purchasers shall have received executed lock-up agreements, dated as of the date hereof, by and among the Company and the directors and officers of the Company, and any stockholder affiliated with such directors of the Company, listed on Schedule A hereto, in the form attached hereto as Exhibit C.
3.
REPRESENTATIONS AND WARRANTIES

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3.1
Representations and Warranties of the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and except as set forth in the SEC Reports, which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers and the Placement Agent that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date:
(a)
The Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(b)
The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and to enter into and perform its obligations under this Agreement and the Warrants; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect.
(c)
Each of the Company’s subsidiaries (the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the SEC Reports, all of the issued and outstanding capital stock of any of the Subsidiaries has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiaries. The following entities are Subsidiaries of the Company: HGE Health Care Solutions, LLC, Vapotherm UK Ltd., Vapotherm Access Care Management Network, LLC, Vapotherm Access Management Services, LLC, Vapotherm Deutschland GmbH, Vapotherm Technology Asia Pte. Ltd., and Vapotherm Holding Company, LLC.
(d)
The Shares to be purchased by the Purchasers from the Company have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.
(e)
The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be

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limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants; the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares not subject to the preemptive or other similar rights of any securityholder of the Company.
(f)
The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Pre-Funded Warrant Shares have been validly reserved for issuance upon exercise of the Pre-Funded Warrants; the issuance of the Pre-Funded Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.
(g)
The authorized capital stock of the Company consists of 175,000,000 shares of Common Stock and 25,000,000 shares of undesignated preferred stock. As of December 31, 2022, there were no shares of preferred stock issued and outstanding, there were 28,464,792 shares of Common Stock issued and outstanding and there were 124,514 warrants to purchase up to 124,514 shares of Common Stock outstanding, of which no shares were owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding.
(h)
This Agreement has been duly authorized, executed and delivered by the Company.
(i)
Neither the Company nor its Subsidiaries are (A) in violation of their charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries are a party or by which the Company or its Subsidiaries may be bound or to which any of the properties or assets of the Company or its Subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, its Subsidiaries or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any law,

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statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(j)
Neither the Company nor any of its Subsidiaries is and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Section 5.4 of this Agreement, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.
(k)
There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement (as defined in Section 4.1(a) hereof) or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, except any such right that has been validly waived in writing as of the date of this Agreement.
(l)
The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by the Company (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(m)
No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (ii) any listing applications and related consents or any notices required by the NYSE in the ordinary course of the offering of the Securities, (iii) filings

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with the Commission under the Securities Act contemplated by this Agreement or (iv) filings with the Commission on Form 8-K with respect to this Agreement.
(n)
The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(o)
The financial statements included or incorporated by reference in the SEC Reports, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X of the Securities Act, and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with GAAP, except, in the case of unaudited interim financial statements, subject to normal year-end adjustments. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(p)
Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the FDA or EMA) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company or any of its Subsidiaries of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
(q)
The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) which the Company is required to comply with, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company at all times after the effectiveness of the Registration Statement (taking into account all exemptions and phase-in periods provided under the Jumpstart Our Business Startups Act and otherwise under applicable law).

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(r)
Grant Thornton LLP, who have certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act.
(s)
Prior to the date of this Agreement, (A) there has been no Material Adverse Effect, (B) except as described in the SEC Reports, there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole, (C) there have been no material liabilities or obligations, direct or contingent, entered into by the Company or its Subsidiaries and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on any class of its capital stock.
(t)
The Company and its Subsidiaries have good and marketable title to all real property owned by it and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or its Subsidiaries hold properties described in the SEC Reports, are in full force and effect, and neither the Company nor its Subsidiaries have received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.
(u)
To the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its Subsidiaries in the manner described in the SEC Reports (collectively, the “Intellectual Property”); to the knowledge of the Company and its Subsidiaries, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the SEC Reports, (A) the Company and its Subsidiaries are not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) neither the Company nor its Subsidiaries have received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or its Subsidiaries’ drug candidates, services, processes or Intellectual Property, (C) to the knowledge of the Company and its Subsidiaries, neither the sale nor use of any of the discoveries, inventions, drug candidates, services or processes of the Company or its Subsidiaries referred to in the SEC Reports do or will, to the knowledge of the Company and its Subsidiaries, infringe, misappropriate or violate any right or valid patent claim of any third party, (D) none of the technology employed by the Company and its Subsidiaries has been obtained or

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is being used by the Company or its Subsidiaries in material violation of any contractual obligation binding on the Company or its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons, (E) to the knowledge of the Company and its Subsidiaries, no third party has any ownership right in or to any Intellectual Property that is owned by the Company or its Subsidiaries, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company and its Subsidiaries, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company or its Subsidiaries, other than any licensor to the Company or its Subsidiaries of such Intellectual Property, (F) there is no material infringement by third parties of any Intellectual Property, (G) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding, or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property, and (H) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company and its Subsidiaries are in compliance in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its Subsidiaries, and all such agreements are in full force and effect.
(v)
All patents and patent applications owned by or licensed to the Company or its Subsidiaries or under which the Company or its Subsidiaries have rights have, to the knowledge of the Company and its Subsidiaries, been duly and properly filed and maintained; to the knowledge of the Company and its Subsidiaries, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and neither the Company nor its Subsidiaries are aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. To the knowledge of the Company and its Subsidiaries, all patents and patent applications owned by the Company or Subsidiaries and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”) and all patents and patent applications in-licensed by the Company or its Subsidiaries and filed with the USPTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company and its Subsidiaries believe they have complied with their duty of candor and disclosure to the USPTO for the Company Patent Rights and, to the knowledge of the Company and its Subsidiaries, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the USPTO for the In-licensed Patent Rights.
(w)
No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company and its Subsidiaries, is imminent, and neither the Company nor its Subsidiaries are aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

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(x)
Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have received all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and its Subsidiaries threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(y)
The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies in the same or similar business, and all such insurance is in full force and effect. The Company and its Subsidiaries have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company and its Subsidiaries have not been denied any insurance coverage which they have sought or for which they have applied.
(z)
The Company and its Subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent.
(aa)
The Company and its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines

11.

applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(bb)
The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).
(cc)
The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data. The Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with its business; the Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure compliance with the health care laws that govern privacy and data security and take, and has taken reasonably appropriate steps designed to assure compliance with such policies and procedures. The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of their personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company or its Subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries, as now operated and as currently proposed to be conducted as described in the SEC Reports. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company or its Subsidiaries. To the knowledge of the Company and its Subsidiaries, neither the Company nor its Subsidiaries have suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. The Company and its Subsidiaries have not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.
(dd)
All statistical or market-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

12.

(ee)
Neither the Company nor its Subsidiaries nor any affiliate of the Company or its Subsidiaries has taken, nor will the Company, its Subsidiaries or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act (it being understood that the Company makes no representation with respect to any action taken by any Purchaser or their affiliates).
(ff)
Neither the Company nor its Subsidiaries, to the knowledge of the Company, its Subsidiaries, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries have and, to the knowledge of the Company and its Subsidiaries, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(gg)
The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(hh)
Neither the Company nor its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

13.

(ii)
The Company and its Subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA or any Governmental Authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and the Company and its Subsidiaries are not in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any Governmental Authority or third party is considering any such claim, litigation, arbitration, suit, investigation or proceeding; (E) have not received notice that the FDA or any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).
(jj)
The Company and its Subsidiaries have operated and currently are in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”). Neither the Company nor its Subsidiaries, nor to the knowledge of the Company and its Subsidiaries, any of its officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company and its Subsidiaries have not received written notice or other correspondence of any

14.

claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the knowledge of the Company and its Subsidiaries, no such Action is threatened. The Company and its Subsidiaries are not a party to and do not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Company nor its Subsidiaries, nor to the knowledge of the Company and its Subsidiaries, any of their employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company and its Subsidiaries, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
(kk)
The studies, tests and preclinical and clinical trials conducted by or, to the knowledge of the Company and its Subsidiaries, on behalf of the Company and its Subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are, to the knowledge of the Company and its Subsidiaries, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company and its Subsidiaries are not aware of any studies, tests or trials, the results of which the Company or its Subsidiaries believe reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor its Subsidiaries have received any notices or correspondence from the FDA or any governmental or regulatory authority requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.
(ll)
There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or any of its Subsidiaries’ products (“Safety Notices”), except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) to the knowledge of the Company and its Subsidiaries, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or any of its Subsidiaries’ products or services, (y) a material change in labeling of any of the Company’s or any of its Subsidiaries’ products, or (z) a termination or suspension of marketing or testing of any of the Company’s or any of its Subsidiaries’ products, except, in each of cases (x), (y) or (z) such as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(mm)
All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly

15.

taken and as to which adequate reserves have been provided in conformity with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2021 have been settled and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, or insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(nn)
There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereby.
(oo)
Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

3.2
Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company and the Placement Agent as of the date hereof and as of the Closing:
(a)
Such Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
(b)
At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises any Warrants or Pre-Funded Warrants, it will be (i) either: (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act, or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (ii) an Institutional Account as defined in Financial Industry Regulatory Authority Rule 4512(c), and (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions

16.

contemplated by this Agreement. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities. Such Purchaser is able to bear the substantial risks associated with its purchase of the Securities, including but not limited to loss of its entire investment therein.
(c)
Such Purchaser has (i) received, reviewed and understood the offering materials made available to it in connection with the transactions contemplated by this Agreement, (ii) had the opportunity to ask questions of and receive answers from the Company directly and (iii) conducted and completed its own independent due diligence with respect to the transactions contemplated by this Agreement. Based on such information as such Purchaser has deemed appropriate and without reliance upon the Placement Agent, such Purchaser has independently made its own analysis and decision to purchase the Securities. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated by this Agreement, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
(d)
Such Purchaser is acquiring its entire beneficial ownership interest in the Securities, and upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account for investment purposes only and not with a view to any distribution of the Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. Such Purchaser understands that the Securities have not been registered under the securities laws of the United States or any other jurisdiction and that the Securities may not be resold or transferred in the United States or otherwise except in compliance with applicable law and the restrictions on transfer set forth in the Transaction Documents.
(e)
Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Such Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.
(f)
Dispositions.

17.

(i)
Such Purchaser will not, prior to the effectiveness of the Registration Statement (as defined below), if then prohibited by law or regulation other than pursuant to an available exemption under the Securities Act, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Securities.
(ii)
As of the Closing Date, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other person regarding the transactions contemplated hereby. Such Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
(g)
Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.
(h)
Such Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities, which shall be made not later than 9:30 am New York City time on the Trading Day immediately after the signing of this Agreement.
(i)
Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
(j)
Legend.
(i)
Such Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

18.

(ii)
The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Registrable Shares (as defined below) have been sold pursuant to an effective registration statement, timely prepare and deliver certificates or book-entry shares representing the Securities to be delivered to a transferee pursuant to the registration statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the registration statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow (A) the legend on the Securities to be removed, or (B) sales without restriction pursuant to the effective registration statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities: (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1), or (iii) following the time that the registration statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Securities free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Securities in accordance with Section 3.2(j)(ii), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Such Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.2(j)(ii) is predicated upon the Company’s reliance that such Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
(k)
Immediately prior to the Closing, such Purchaser, together with its affiliates and any other persons acting as a group together with such Purchaser and any of its affiliates, beneficially owned the number of shares of Common Stock set forth on such Purchaser’s signature page attached hereto (as such ownership is calculated pursuant to the rules of the NYSE).
(l)
If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the

19.

purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.
(m)
Acknowledgements Regarding Placement Agent by each Purchaser. Such Purchaser acknowledges and agrees that (a) the Placement Agent is acting solely as the Company’s placement agent in connection with the transactions contemplated by this Agreement and is not acting as an underwriter or in any other capacity and is not and will not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the transactions contemplated by this Agreement, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated by this Agreement, (c) the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the transactions contemplated by this Agreement.
4.
REGISTRATION RIGHTS
4.1
Definitions. For the purpose of this Section 4:
(a)
the term “Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
(b)
the term “Registrable Shares” means the Shares, the Warrant Shares and the Pre-Funded Warrant Shares provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.
4.2
Registration Procedures and Expenses. The Company shall:

20.

(a)
file a Registration Statement (the “Mandatory Registration Statement”) with the Commission by no later than the later of (i) 30 days from the Closing Date and (ii) the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415). In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the resale of the Registrable Shares on such other form as is available to the Company;
(b)
use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective as soon as practicable and in any event on or before the Effectiveness Deadline, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;
(c)
not less than two (2) Trading Days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to those Purchasers who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two (2) Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid;
(d)
use its commercially reasonable efforts to cause any such additional Registration Statement to be declared effective as promptly as practicable following the additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;
(e)
promptly prepare and file with the Commission such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.6 below, subject to the Company’s right to suspend pursuant to Section 4.5;
(f)
furnish to the Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;
(g)
file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Registration Statements; provided, however, that the Company shall not be required in

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connection with this Section 4.2(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(h)
upon notification by the Commission that that the Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
(i)
advise the Purchasers promptly (and in any event within two (2) Trading Days thereof):
(i)
of the effectiveness of the Registration Statement or any post-effective amendments thereto;
(ii)
of any request by the Commission for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;
(iii)
of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(iv)
of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;
(j)
cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and
(k)
bear all expenses in connection with the procedures in paragraphs (a) through (k) of this Section 4.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.
4.3
Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to Section 4.4, if either: (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Date (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day after the Effectiveness Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Registration Statement (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each Purchaser of Registrable Securities relating to such Registration Statement an amount in cash equal to 2.0% of such Purchaser’s aggregate purchase price then paid on each of the following dates: (x) the day of a Filing Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Filing Failure is

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cured; (y) the day of an Effectiveness Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 4.3 are referred to herein as “Registration Delay Payments”; provided that in no event shall the aggregate Registration Delay Payments accruing under this Section 4.3 exceed 10% of a Purchaser’s aggregate purchase price then paid. The first such Registration Delay Payment shall be paid within three business days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third business day after the event or failure giving rise to the Registration Delay Payments is cured.
4.4
Rule 415; Cutback.

If at any time the Staff takes the position that the offering of some or all of the Registrable Shares in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall (in consultation with legal counsel to the lead Purchaser) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 4.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers holding a majority of the Registrable Shares otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the filing deadline for the Registration Statement including such Cut Back Shares shall be 10 Trading Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 60th day immediately after the Restriction Termination Date or the 90th day if the Staff reviews such Registration Statement (but in any event no later than two Trading Days from the Staff indicating it has no further comments on such Registration Statement).

4.5
Indemnification.

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(a)
The Company agrees to indemnify and hold harmless each Purchaser and its affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding, or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement; or (ii) any breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of the Purchasers) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchasers’ covenants contained in Section 3.2 of this Agreement.
(b)
Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by such Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Registration

24.

Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and each Purchaser, severally and not jointly, will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding, or claim; provided, however, that in no event shall any indemnity under this Section 4.4(b) be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.
(c)
Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
(d)
If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
(e)
If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the

25.

amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.
4.6
Prospectus Suspension. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period (an “Allowable Grace Period”) and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.
4.7
Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.
4.8
Reporting Requirements.
(a)
With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use commercially reasonable efforts to:
(i)
make and keep public information available, as those terms are understood and defined in Rule 144;
(ii)
file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)
so long as a Purchaser owns Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports

26.

and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.
4.9
Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.
5.
OTHER AGREEMENTS OF THE PARTIES
5.1
Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the NYSE would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
5.2
Securities Laws Disclosure; Publicity. The Company shall: (a) issue a press release not later than 9:30 am New York City time on the Trading Day immediately after the signing of this Agreement disclosing the material terms of the transactions contemplated hereby which shall have been previously reviewed by counsel for the Placement Agent (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby which shall have been previously reviewed by counsel for the Placement Agent. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the Press Release, other than such Purchasers who have consented to the receipt of material, non-public information and agreed with the Company to keep such information confidential. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and counsel to the Placement Agent; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to the transactions contemplated hereby.
5.3
Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and certain preliminary financial information for the fourth quarter of fiscal year 2022, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.
5.4
Use of Proceeds. The Company will use the proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, possible acquisitions, in-license or other investment in products, technologies or businesses that are complementary to its business.

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5.5
Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares, the Warrant Shares and the Pre-Funded Warrant Shares pursuant to any exercise of the Warrants or the Pre-Funded Warrants, as applicable.
5.6
NYSE Listing. The Company shall prepare and file with the NYSE an additional shares listing application covering all of the Securities.
5.7
Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
5.8
Restriction on Sales of Securities.
(a)
During a period of 90 days from the effective date of the Mandatory Registration Statement, the Company will not, without the prior written consent of the Purchasers holding a majority of the Shares, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii).
(b)
From the date hereof until the nine (9) months after the effective date of the Mandatory Registration Statement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under,

28.

any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.
(c)
Notwithstanding the foregoing, this Section 5.8 shall not apply in respect of an Exempt Issuance.
6.
MISCELLANEOUS
6.1
Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten calendar days from the effective date of the Mandatory Registration Statement through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
6.2
Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Engagement Letter to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.
6.3
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.4
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
6.5
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) Purchasers holding at least a majority of the Securities sold in the Closing (as a single class on an as-converted to Common Stock basis) and then-held by a Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that if any amendment, disproportionately and adversely impacts a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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6.6
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.7
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).
6.8
Third-Party Beneficiaries; Reliance by the Placement Agent. The Placement Agents shall be the third party beneficiaries of the representations and warranties of the Company in Section 3.1, and the representations, warranties and covenants of the Purchasers in Section 3.2 and Section 5.2 of this Agreement. This Agreement is intended for the benefit of the parties hereto, as well as the Placement Agent to the extent it is a third party beneficiary pursuant to this Section 6.8, and its respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 4.5(a) and this Section 6.8.
6.9
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.10
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature

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on this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.11
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of th9:30e parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.12
Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.13
Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
6.14
Remedies. The Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.
6.15
Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser understands that the

31.

Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.
6.16
Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.
6.17
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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32.

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VAPOTHERM, INC.

/s/ John Landry
Name: John Landry
Title: Senior Vice President and Chief Financial

Officer

33.

PURCHASERS:

Alyeska Master Fund, L.P.

By: /s/ Jason Bragg

Name: Jason Bragg

Title: Chief Financial Officer

ARMISTICE CAPITAL MASTER FUND LTD

By: /s/ Steve Boyd

Name: Steve Boyd

Title: Chief Investment Officer of Armistice Capital, LLC, its investment manager

Elizabeth H. Weatherman Revocable Trust dtd 2/9/2011

By: /s/ Elizabeth Weatherman

Name: Elizabeth Weatherman

Title: Trustee

Broadfin Holdings LLC

By: /s/ Kevin Kotler

Name: Kevin Kotler

Title: Managing Member

34.

Crow's Nest Holdings Master Fund LP

By: /s/ John Carrington

Name: John Carrington

Title: Authorized Signatory

Dorota McKay

By: /s/ Dorota McKay

Name: Dorota McKay

Title: VP Controller, Chief Accounting Officer

Griffin Rotman

By: /s/ Griffin Rotman

Name: Griffin Rotman

Title: Principal

Jim Liken

By: /s/ Jim Liken

Name: Jim Liken

Title: Director

John Landry

By: /s/ John Landry

Name: John Landry

Title: Individual

35.

John Landry

By: /s/ John Landry

Name: John Landry

Title: John Landry IRA Account

Joseph Army

By: /s/ Joseph Army

Name: Joseph Army

Title: Chief Executive Officer

Lance Berry

By: /s/ Lance Berry

Name: Lance Berry

Title: Director

Integrated Core Strategies (US) LLC

By: Integrated Holding Group LP, its Managing Member

By: Millennium Management LLC, its General Partner

By: /s/ Mark Meskin

Name: Mark Meskin

Title: Chief Trading Officer

36.

Parian Global Master Fund LP

By: /s/ Zachary Miller

Name: Zachary Miller

Title: Managing Partner

Parian Global Special Opportunity Fund I LP

By: /s/ Zachary Miller

Name: Zachary Miller

Title: Managing Partner

Parian Global US Fund II LP

By: /s/ Zachary Miller

Name: Zachary Miller

Title: Managing Partner

Guines LLC

By: /s/ Laura Roche

Name: Laura Roche

Title: COO/CFO Roystone Capital Management LP, its Investment Manager

37.

Hudson View Capital LLC

By: /s/ Jeffrey Goldberg

Name: Jeffrey Goldberg

Title: Authorized Signatory

Matthew Barkoff

By: /s/ Matthew Barkoff

Name: Matthew Barkoff

Title: Individual

Sunjay Mishra

By: /s/ Sunjay Mishra

Name: Sunjay Mishra

Title: Individual

Taylor Frigon Core Growth Fund

By: /s/ Gerard Frigon

Name: Gerard Frigon

Title: Portfolio Manager

38.

SCHEDULE A

39.

EXHIBIT A

CLOSING SCHEDULE

Investor Name and Address	Shares of Common Stock to be Purchased	Warrants to be Purchased	Pre-Funded Warrants to be Purchased	Total Purchase Price
Armistice Capital Master Fund Ltd.	4,550,736	7,142,857	2,592,121	$7,497,407.72
Guines LLC	2,380,952	2,380,952	0	$2,499,999.60
Crow's Nest Holdings Master Fund LP	2,857,142	2,857,142	0	$2,999,999.10
Taylor Frigon Core Growth Fund	238,095	238,095	0	$249,999.75
Parian Global Special Opportunity Fund I LP	2,730,152	4,404,760	1,674,608	$4,623,323.39
Parian Global Master Fund LP	221,363	357,142	135,779	$374,863.32
Matthew Barkoff	190,476	190,476	0	$199,999.80
Sunjay Mishra	190,476	190,476	0	$199,999.80
Hudson View Capital LLC	809,523	809,523	0	$849,999.15
INTEGRATED CORE STRATEGIES (US) LLC	1,166,666	1,166,666	0	$1,224,999.30
Alyeska Master Fund, L.P.	476,190	476,190	0	$499,999.50
Broadfin Holdings, LLC	285,714	285,714	0	$299,999.70
Joseph Army	476,190	476,190	0	$499,999.50
John Landry	33,333	33,333	0	$34,999.65
John Landry IRA Account	38,095	38,095	0	$39,999.75
James Liken	238,095	238,095	0	$249,999.75
Dorota McKay	19,047	19,047	0	$19,999.35

40.

Griffin Rotman	28,571	28,571	0	$29,999.55
Elizabeth H. Weatherman Revocable Trust dtd 2/9/2011	476,190	476,190	0	$499,999.50
Lance Berry	95,238	95,238	0	$99,999.90

Total	17,502,244	21,904,752	4,402,508	$22,995,587.08

41.

EXHIBIT B

42.

EXHIBIT C

43.